Exhibit 99.4

Avocent Announces Preliminary First Quarter Results

HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 6, 2009--Avocent Corporation (NASDAQ: AVCT), today announced that it expects to report revenues of between $125 million and $127 million with operational diluted earnings per share of between $0.19 and $0.24 for its first quarter ended March 31, 2009. The lower overall results were attributable to the Management Systems business unit, driven by weakness in server shipments across all geographies. We expect our LANDesk business unit to exceed its operating profit goal for the quarter.

“We were very pleased with the strength that our LANDesk products showed in the first quarter. Even in the face of worldwide declines in IT spending, LANDesk product revenues, driven by compelling ROI for our customers and the addition of revenue from Touchpaper products, continued to improve on a year over year basis,” commented Michael Borman, Avocent CEO. “Unfortunately, server unit shipments, which were down nearly 13% in Q4 2008, showed further decline in the first quarter of 2009. The macro environment has caused many IT managers worldwide to reduce data center spending significantly, which has had an adverse impact on our product lines that are closely tied to servers. We were able to offset a portion of the decline in revenue with expense savings and are on schedule with our restructuring activities. We will continue to evaluate our business model for additional cost savings opportunities while continuing to fund important new product development opportunities.”

Avocent will host a conference call to discuss preliminary results on Monday, April 6, 2009, at 8:00 a.m. Central time, and a live webcast will be available on-line at www.avocent.com as well as at http://ir.avocent.com/ beginning at 8:00 a.m. Central time. Avocent expects to announce first quarter results on April 23, 2009.

Use of Non-GAAP Financial Measures

To supplement Avocent’s financial information presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, specifically operational earnings per share. The GAAP earnings per share estimate for the first quarter of 2009 is not available pending the asset impairment review as discussed in Avocent’s Form 10-K for the year ended December 31, 2008.

Operational earnings per share is calculated by dividing operational non-GAAP net income by weighted average basic and diluted shares outstanding. Operational net income consists of GAAP net income, adjusted by:

  the impact of stock-based compensation,
  intangible amortization related to purchase accounting adjustments, the impact of restructuring and integration costs, and
  the tax effects of the above adjustments, plus the income tax benefit realized from deducting the amortization of LANDesk goodwill for tax purposes (which is not amortized under GAAP).

We believe that excluding stock-based compensation expense, amortization associated with purchase accounting adjustments, restructuring and integration costs (which consist primarily of one time severance compensation and related employee benefits) as well as the tax impact of certain purchase accounting elections for prior acquisitions provides important supplemental information and an alternative presentation useful to investors’ understanding Avocent’s core operating results and trends between periods.

We also believe that, in excluding restructuring and integration costs, stock-based compensation expense and amortization associated with purchase accounting adjustments (together with the related tax effects), our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

These non-GAAP operational measures have historically been used as internal operating targets and key performance metrics by Avocent’s senior management and board of directors as they evaluate both the performance of the consolidated financial results as well as those of individual business segments. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period and the expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance, compare us to other companies, and evaluate our ongoing financial operations.

These non-GAAP operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenue associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of Avocent’s results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The non-GAAP operational measures are limited in that they do not include the impact of stock-based compensation expense or amortization of intangible purchase accounting adjustments.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding LANDesk's operating profit goal for the first quarter, our expected range of revenue, GAAP earnings per share, and operational earnings per share for the first quarter of 2009, our continued asset impairment review and a potential charge related to the impairment of goodwill, future cost savings opportunities and our funding of new product development opportunities, and our expectations regarding the timing and release of final results for the first quarter of 2009. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

About Avocent Corporation

Avocent delivers IT operations management solutions that reduce operating costs, simplify management and increase the availability of critical IT environments 24/7 via integrated, centralized software. Additional information is available at www.avocent.com.

CONTACT:
Avocent Corporation
Edward H. Blankenship, 256-217-1301
Senior Vice President of Finance
and Chief Financial Officer
or
Robert Jackson, 256-261-6482
Director of Investor Relations